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                            EXHIBIT 10.1

             FORM OF RESTRICTED STOCK AWARD AGREEMENT

                  RESTRICTED STOCK AWARD AGREEMENT


To:       Date of Grant:  August 5, 1998                   Number of Shares:


     Trammell Crow Company, a Delaware corporation (the "Corporation"), is pleased to grant you (the "Award") an aggregate of _____________ shares (the "Restricted Shares") of the Corporation's authorized Common Stock, par value $0.01 per share, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this "Agreement"). The Award is specifically made subject to the filing and declaration of effectiveness of a registration statement for such shares with the Securities and Exchange Commission and the approval of a listing application for the shares on the New York Stock Exchange. The Award is NOT governed by the Trammell Crow Company Long-Term Incentive Plan, which was adopted effective as of August 22, 1997.

     THIS AGREEMENT SETS FORTH THE TERMS OF THE AGREEMENT BETWEEN YOU AND THE CORPORATION WITH RESPECT TO THE RESTRICTED SHARES. BY ACCEPTING THIS AGREEMENT, YOU AGREE TO BE BOUND BY ALL OF THE TERMS HEREOF.

     1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

          (a) "Award" has the meaning set forth in the first paragraph of this Agreement.

          (b) "Board of Directors" means the board of directors of the Corporation.

          (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

          (d) "Cause" means termination of your employment by the Corporation because of : (i) your conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) your personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iii) your commission of material mismanagement in the conduct of your duties as assigned to you by the Board of Directors or your supervising officer or officers of the Corporation or any Subsidiary; (iv) your willful failure to execute or comply with the policy of the Corporation or any of its Subsidiaries or your stated duties as established by the Board of Directors or your supervising officer or officers of the Corporation or any Subsidiary or your intentional failure to perform your stated duties; or (v) substance abuse or addiction by you.

          (e) "Change in Control" means the occurrence of any of the following events:

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               (i)   The acquisition by any Person of beneficial ownership
     (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the "OUTSTANDING CORPORATION COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "OUTSTANDING CORPORATION VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

               (ii) Individuals who, as of the Date of Grant, constitute the Board of Directors cease for any reason to constitute at least a majority of the Incumbent Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation, or all or substantially all of the Corporation's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (f) "Common Stock" means the authorized common stock, par value $.01 per share, as described in the Corporation's Certificate of Incorporation.

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          (g)  "Date of Grant" means August 5, 1998.

          (h) "Disability" shall have the meaning given it in any employment agreement between you and the Corporation; provided, however, that if you have no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either you are unable to continue performing the duties you performed before such impairment or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of your employment.

          (i) "Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

          (j)  "Exchange Act" means the Securities Exchange Act of 1934.

          (k)  "Fair Market Value" means, for a particular day:

               (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

               (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

               (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Paragraph 1(k)(ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

               (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau


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     Incorporated) as provided in Paragraph 1(k)(ii) or Paragraph 1(k)(iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Corporation, which determination shall be conclusive for all purposes; or

               (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 1(k)(ii), Paragraph 1(k)(iii) or Paragraph 1(k)(iv) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Corporation, which determination shall be conclusive for all purposes notwithstanding the provisions of Paragraphs l(k)(i), (ii),
     (iii) or (iv).

          (l) "Incumbent Board" means the individuals who, as of the Date of Grant, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

          (m) "Non-Surviving Event" means an event of Restructure as described in either subparagraph (ii) or (iii) of Paragraph 1(o).

          (n) "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

          (o) "Restructure" means the occurrence of any one or more of the following:

               (i) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash or other property;

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               (ii)  The merger or consolidation of the Corporation with any
     Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

               (iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

          (p) "Retirement" means your separation from employment with the Corporation and its Subsidiaries on account of retirement.

          (q) "Stock" means Common Stock, or any other securities that are substituted for Stock as provided in Paragraph 7.

          (r) "Subsidiary" means, with respect to any Person, any corporation, limited partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

     2. ESCROW OF RESTRICTED SHARES. The Corporation shall issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in Paragraph 5 of this Agreement or the Restricted Shares are forfeited as contemplated in Paragraph 4 of this Agreement. You shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Corporation. You hereby agree that the Corporation shall hold the certificate or certificates representing the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as such certificate or certificates are either delivered to you or canceled pursuant to this Agreement.

     3. OWNERSHIP OF RESTRICTED SHARES. From and after the time that a certificate or certificates representing the Restricted Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors of the Corporation, subject, however, to the terms, conditions and restrictions set forth in this Agreement.

     4. RESTRICTIONS; FORFEITURE. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 5 of this Agreement. The Restricted Shares are also subject to forfeiture at the Corporation's election as set forth in this Agreement if your employment with the Corporation is terminated on or prior to July 2, 2000 (either by you or by the Corporation), subject to the provisions set forth in Paragraph 8(a) of this Agreement. You hereby agree that if the Restricted Shares are forfeited as provided in this Paragraph 4, the Corporation shall have the right to deliver the certificate(s) representing the Restricted Shares, along with the stock power(s)


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described in Paragraph 2 of this Agreement, to the Corporation's transfer agent for cancellation or, at the Corporation's election, for transfer to the Corporation to be held by the Corporation in treasury or any designee of the Corporation.

     5. EXPIRATION OF RESTRICTIONS AND RISK OF FORFEITURE. The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire on July 2, 2000; provided, however, that such restrictions will expire on that date only if you have been an Employee continuously from the Date of Grant through July 2, 2000. The Corporation may, in its discretion, prospectively reduce the restriction period applicable to the Restricted Shares and the period during which the Restricted Shares may be forfeited as contemplated in Paragraph 4 of this Agreement.

     6. CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of this Agreement to the contrary, if any changes in the financial or tax accounting rules applicable to the Award shall occur that, in the sole judgement of the Board of Directors, may have a material adverse effect on the reported earnings, assets or liabilities of the Corporation, the Corporation shall have the right and power to modify this Agreement as necessary with respect to any then outstanding Restricted Shares as to which the applicable restrictions have not expired.

     7.   ADJUSTMENT PROVISIONS.

          (a) ADJUSTMENT OF AWARD. The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:

               (i) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of Restricted Shares granted under the Award shall be increased proportionately.

               (ii) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Shares granted under the Award shall be decreased proportionately.

               (iii) Whenever the number of Restricted Shares subject to the Award is required to be adjusted as provided in this Paragraph 7(a), the Corporation shall, within thirty (30) days following such adjustment, prepare and give to you a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Shares subject to the Award after giving effect to the adjustment.

               (iv) Adjustments under Paragraphs 7(a)(i) and (ii) shall be made by the Corporation, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

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          (b)  CHANGE IN CONTROL.  Upon the occurrence of a Change in
Control, but only if approved by the Corporation, the restriction period on all Restricted Shares described in Paragraph 4 of this Agreement shall immediately be accelerated, such restrictions shall expire and the Restricted Shares shall no longer be subject to forfeiture. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then you shall be entitled to receive (in lieu of the number of Restricted Shares as to which the restriction period has not expired) the number of shares of stock, other securities, cash or property to which that number of Restricted Shares (assuming that the restriction period had expired) would have been entitled in connection with such Restructure.

          (c) RESTRUCTURE AND NO CHANGE IN CONTROL. In the event a Restructure should occur at any time prior to the expiration of the restrictions described in Paragraph 4 hereof and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then the restriction period of the Restricted Shares shall not immediately be accelerated nor shall the restrictions expire merely because of the occurrence of the Restructure.

     8.   TERMINATION OF EMPLOYMENT.

          (a) TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding the terms and provisions set forth in Paragraph 7(b), if your employment relationship with the Corporation and its Subsidiaries is terminated after, but within one year from, the occurrence of a Change in Control and such termination is by the Corporation and is for any reason other than Cause, then the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

          (b) OTHER TERMINATION. Subject to Paragraph 8(a), if your employment relationship with the Corporation and its Subsidiaries is terminated for any reason, including Retirement, but other than for your death or Disability, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award for which restrictions have expired as of the date of such termination shall survive such termination.

     9. DEATH. Upon your death, the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

     10. DISABILITY. If your employment relationship is terminated by reason of your Disability, then the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

     11. LEAVE OF ABSENCE. With respect to the Award, the Corporation may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Corporation, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

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     12.  DELIVERY OF CERTIFICATES OF STOCK.  Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 5 of this Agreement, and subject to Paragraph 13, the Corporation shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Corporation of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

     13. CONDITIONS TO DELIVERY OF STOCK. Nothing herein shall require the Corporation to issue any shares with respect to the Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

     14. SECURITIES ACT LEGEND. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act of 1933.

     15. LEGEND REGARDING RESTRICTIONS ON TRANSFER. Each certificate representing shares issued to you pursuant to this Agreement shall bear the following legend with respect to the restrictions on transferability contained in this Agreement:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN TRAMMELL CROW COMPANY (THE "CORPORATION") AND [______________] DATED AS OF AUGUST 5, 1998, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED OR HYPOTHECATED EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.


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     16.  RIGHTS AS A STOCKHOLDER.  You shall have no right as a stockholder with respect to any Restricted Shares until a certificate representing those shares is issued in your name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 7.

     17. FURNISH INFORMATION. You agree to furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

     18. REMEDIES. The Corporation shall be entitled to recover from you reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     19. INFORMATION CONFIDENTIAL. As partial consideration for the granting of the Award hereunder, you hereby agree with the Corporation that you will keep confidential all information and knowledge that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Corporation, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

     20. CONSIDERATION. No restriction on the Restricted Shares shall lapse unless and until you have performed services for the Corporation or any of its Subsidiaries that the Corporation believes is equal to or greater in value than the par value of the Stock subject to this Award.

     21. PAYMENT OF TAXES. The Corporation may from time to time, in its discretion, require you to pay to the Corporation (or the Corporation's Subsidiary if you are an employee of a Subsidiary of the Corporation), the amount that the Corporation deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Corporation to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made; (b) deliver to the Corporation sufficient shares of Stock to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Corporation prescribes. The Corporation may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Corporation subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax

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withholding obligation, then you shall pay to the Corporation, immediately upon the Corporation's request, the amount of that deficiency.

     22. RIGHT OF THE CORPORATION AND SUBSIDIARIES TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate your employment at any time.

     23. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The Corporation and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

     24. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPENSATION. You hereby agree that this Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary. In addition, you hereby agree that in the event of your death, each of your beneficiaries shall be deemed to have agreed that this Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on your life that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

     25. EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Corporation may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

     26. NO GUARANTEE OF INTERESTS. The Board of Directors and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

     27.  CORPORATION RECORDS.  Records of the Corporation or its
Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Corporation to be incorrect.

     28. CORPORATION ACTION. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

     29. SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     30. NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be

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delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

     The Corporation and you agree that any notices shall be given to the Corporation or to you at the following addresses:

          Corporation or           Trammell Crow Company
          Board of Directors:      2001 Ross Avenue, Suite 3400
                                   Dallas, Texas  75201
                                   Attn:  Human Resources

          Holder:                  At your current address as shown in the
                                   Corporation's records.

     31. WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

     32. SUCCESSORS. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Corporation, its successors and assigns.

     33. HEADINGS. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     34. GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     35. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

                              TRAMMELL CROW COMPANY



                              By:
                                 -------------------------------------------
                                   Derek R. McClain
                                   Executive Vice President

ACKNOWLEDGED AND AGREED:


-------------------------------------------
Name:
     --------------------------------------


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